UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 6, 2005

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway

Suite 300

Dallas Texas	75254

(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 6, 2005, Capital Senior Living Corporation (the “Company”) announced that it has completed a six community sale/leaseback transaction valued at approximately $85 million with Ventas, Inc. (“Ventas”) effective September 30, 2005. On July 7, 2005, the Company filed a current report on Form 8-K announcing that it had entered into lease agreements with affiliates of Ventas in connection with this sale/leaseback transaction. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K.

In addition, on October 6, 2005, the Company announced that it will present at the Instream Partners “Value Below the Radar” Conference at 2 p.m. PT on October 18, 2005. A copy of the press release is filed as Exhibit 99.2 to this current report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press releases contain and may implicate, forward-looking statements regarding the registrant and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

No.	Exhibit Name

The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:

99.1	Press Release dated October 6, 2005 announcing the completion of sale/leaseback transaction

99.2	Press Release dated October 6, 2005 announcing the Company’s presentation at the Instream Partners “Value Below the Radar” Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2005	Capital Senior Living Corporation

By:	/s/ Ralph A. Beattie

Name: Ralph A. Beattie

Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Name

The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:

99.1	Press Release dated October 6, 2005 announcing the completion of sale/leaseback transaction

99.2	Press Release dated October 6, 2005 announcing the Company’s presentation at the Instream Partners “Value Below the Radar” Conference